As filed with the Securities and Exchange Commission on March 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RXR ACQUISITION CORP.
(Exact name of registrant as specified in this charter)

Delaware	6770	86-1258996
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

625 RXR plaza
Uniondale, NY 11556
(516) 506-6797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott rechler
chief executive officer
625 rxr plaza
uniondale, ny 11556
(516) 506-6797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Andrew Fabens Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel: (212) 351-4000	Paul D. Tropp Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-253024

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,273.25
Shares of Class A common stock included as part of the units(3)	5,750,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,150,000 Warrants	—	—	—	(4)
Total			$57,500,000	$6,273.25

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253024).
(3)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-253024), which was declared effective by the Securities and Exchange Commission on March 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of RXR Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-fifth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253024) (the “Prior Registration Statement”), initially filed by the Registrant on February 12, 2021 and declared effective by the Securities and Exchange Commission on March 3, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Registrant.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).

(b)	Financial Statements. Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uniondale, New York, on the 3rd day of March, 2021.

RXR Acquisition Corp.

By:	/s/ Scott Rechler
Name:	Scott Rechler
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Scott Rechler, Michael Maturo and Jason Barnett, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott Rechler	Chief Executive Officer, Director	March 3, 2021
Scott Rechler	(Principal Executive Officer)

/s/ Michael Maturo	Chief Financial Officer, Director	March 3, 2021
Michael Maturo	(Principal Financial and Accounting Officer)

/s/ Jason Barnett	Director	March 3, 2021
Jason Barnett
/s/ Richard Florida	Director	March 3, 2021
Richard Florida
/s/ Martin Luther King III	Director	March 3, 2021
Martin Luther King III
/s/ Magalie Laguerre-Wilkinson	Director	March 3, 2021
Magalie Laguerre-Wilkinson
/s/ Richard Saltzman	Director	March 3, 2021
Richard Saltzman

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